Exhibit 10.32

JOINT VENTURE CONTRACT CELEBRATING ON ONE PART "INMOBILIARIA CONTEL" VARIABLE CAPITAL LIMITED LIABILITY COMPANY, REPRESENTED IN THIS ACT BY JAN GUNNAR GUNNARSSON TELANDER AND FLAVIO FRANCISCO CONTRERAS ESPINOZA, HEREINAFTER BE REFERRED TO AS "THE MANAGING PARTNER" AND ON THE OTHER HAND, PROGREEN PROPERTIES, INC, A DELAWARE CORPORATION, REPRESENTED BY JAN GUNNAR GUNNARSSON TELANDER, HEREINAFTER BE REFERRED AS "THE ASSOCIATED" BOTH PARTIES WITH LEGALLY BOUND AND CAPACITY TO CONTRACT IN THIS ACT, SUBJECT TO THE FOLLOWING STATEMENTS AND CLAUSES

STATEMENTS

I. - Declares THE MANAGING PARTNER, through its representative:

a) That it is a legal entity, incorporated in accordance to the Mexican legislation under the designation of "INMOBILIARIA CONTEL", S.R.L. DE C.V. by policy record 1169 dated February 11, 2016, granted before Atty. SIRAK EMMANUEL PEREZ SOLTERO, Public Broker Number 9 located in Baja California.

b) That his client is the owner of the parcel 127 Z-1 P1/1 Ejido Reforma Agraria Integral of the municipality of Ensenada, Baja California, with a surface of 131-81-49.67 HA (One hundred thirty-one hectares eighty-one areas, forty-nine point sixty seven centiares), with the following measurements and boundaries:

NORTH broken line, 1234.63 meters with the Transpeninsular Highway Tijuana-La Paz;
NORTHWEST 976.18 meters with the parcel 135;

SOUTHEAST 1197.33 meters with the parcel 135; and

WEST 1255.28 with the parcel 101.

c) That his Legal Representative Mr. JAN GUNNAR GUNNARSSON TELANDER and FLAVIO FRANCSICO CONTRERAS ESPINOZA have the sufficient powers to compel his client under the terms of this present contract, previous powers were granted to him in the articles of incorporation that relates to the Statement I, section a) and at the date they have not been modified or revoked in some way.

II. - Declares THE ASSOCIATE, through its representative:

a) That is a legal entity, incorporated in accordance to the legislation of the United States of America under the designation of PROGREEN PROPERTIES, INC, A DELAWARE CORPORATION.

b) That his Legal Representative, Mr. JAN GUNNAR GUNNARSSON TELANDER, has the sufficient powers to compel his client in the terms of this present contract.

c) Manifests that it wishes to enter into this contract.

III. - Declares "THE MANAGING PARTNER" and "THE ASSOCIATE" together:

a) The MANAGING PARTNER and THE ASSOCIATED agree to join their resources, services and contribute to this joint venture the rights they are entitled to each one and were allied in these present statements and in the obligations that are agreed on the Clauses of this present Contract with the purpose that the property described in the Statement I) section b) to be conditioned by the end of planting and in due course sold to a third party.

b) It was previously explained to them that the Joint Venture Contract does not create an entity with legal personality and therefore relations with third parties are between the MANAGING PARTNER and third parties, in accordance with Articles 253 and 256 of the General Law of Commercial Companies.

Stated the above, the MANAGING PARTNER and the ASSOCIATED grant the following:

CLAUSES:

FIRST.- OBJECT.- The MANAGING PARTNER and THE ASSOCIATE, in which "INMOBILIARIO CONTEL", S.R.L. DE CV, will be the "MANAGING PARTNER" and PROGREEN PROPERTIES, INC, A DELAWARE CORPORATION, will be "THE PARTNER", have agreed to combine their resources, services, experience and efforts to form a Joint Venture on agreed terms in this contract, in object that the property described in the Statement I) section b) is conditioned for seeding purposes and in due course sold to a third party.

SECOND.- CONTRIBUTIONS OF "THE MANAGING PARTNER".- The MANAGING PARTNER for the proper fulfillment of the purpose of this contract is committed to the following:

a) He shall handle all practical details to the effect that the property described in the Statement I) section b) is prepared for cultivation or fat using.

b) Shall regulate the water system, including obtaining the necessary permits for the exploitation of water well, the installation of pumping systems including pipes, to take water from the well.

c) Shall build a water tank and pipes for the access to irrigation of land for farming purposes.

d) Shall be responsible for the administration of property described in Statement I) section b), being under their responsibility the daily management of the business, promotion, and other activities related to the successful guidance of business.

d) Once it has been adequate in it's entirely the property described in Statement I) section b) and thereby can carry out agriculture, he must find a buyer of land at a price that guarantees the return on investment of this business.

THIRD.- CONTRIBUTIONS OF "THE ASSOCIATE".- "THE ASSOCIATE" for the proper fulfillment of the purpose of this contract is committed to the following:

a) .- Contribute up to the amount of $ 350,000.00 Dollars (Three Hundred Fifty Thousand Dollars 00/100) of the United States of America, which will be delivered in bias, against the receipt.

FOURTH.- PROFIT SHARING.- "THE MANAGING PARTNER" grants and "THE ASSOCIATE" accepts a share of the profits or losses, resulting from the realization of the object that is mentioned in the first clause of this contract.

FIFTH.- DETERMINATION AND DISTRIBUTION OF PROFITS.- The parties will participate in the profits and losses as follows:

a)	The MANAGING PARTNER with 50% (fifty percent) only of profits.

b)	The ASSOCIATE contribution will refund in money that he has made and shall be entitled also 50% (fifty percent) resulting in profits.

It shall be understood that utility means the economic benefit from the revenue generated, less the expenses incurred in generating of the referred revenue, including without limitation expenses of storage, cost of merchandise, transportation and taxes.

The profits generated will be distributed following the agreement of both ASSOCIATED and MANAGING PARTNER.

SIXTH.- MANAGING PARTNER RIGHTS.- Both parties agree that the MANAGING PARTNER shall have the following rights:

a)	Participate in the profits obtained according to the percentages established in the THIRD clause of this present contract;

b)	Exercise the control and supervision over the adaptation of the land for and, in general, the activities of the managing partner in the performance of their duties.

c)	Execute the supervision that he considers necessary for the proper functioning of the business.

d)	To realize the economic budget.

e)	Purchase of materials resources and services through whom he chooses.

SEVENTH.- ASSOCIATED RIGHTS:  It's understood by both parties that the ASSOCIATE will have the following rights:

a)	Participate in the profits obtained according to the percentages established in the third clause of this contract;

b)	To be consulted at the time of completion of the sale of the property described in Statement I) section b) once it has been for the purpose of planting

c)	To recover the money contribution that he had made.

EIGHTH ADMINISTRATION.- The administration of this present joint venture will be in charge of the "THE MANAGING PARTNER" and will be responsible for performing the administrative steps necessary to achieve the purpose of this present business.

Both sides agree that "THE MANAGING PARTNER" will be directly responsible for any irregularities, theft, fraud, or any similar, in his tenure as administrator.

NINTH.- RELATION WITH THIRD PARTIES.- The parties agree that the MANAGING PARTNER cannot contract on behalf and own representation or of the Association.

The MANAGING PARTNER and ASSOCIATE agree that regardless of the provisions of the General Law of Commercial Companies, the relationship with third parties will be solely and exclusively through the MANAGING PARTNER, who held the contracts, agreements and other necessary operations in order to achieve the negotiated partnership.

TENTH.- PROHIBITION TO RETAIN THE PAYMENT.- It is understood that neither party may withhold payment of the amounts that due to motive of the participation in this present contract entitle under any circumstance, under either in court or out of court proceedings title, but are obliged to pay it entirely.

ELEVENTH.- FISCAL RESPONSIBILITY: The MANAGING PARTNER under the Joint Venture in this event held, will be solely responsible for paying taxes of the profits they perceive on the occasion of this Joint Venture, under the terms of the applicable tax laws.

TWELFTH.- PROHIBITION OF TRANSFER RIGHTS AND OBLIGATIONS OF THE CONTRACT.- The parties agree that this instrument is prohibited transfer, assign, transfer, lease or limit in any way the rights and obligations of the parties contained in this instrument, unless otherwise agreed in writing by both parties.

THIRTEEN.- PROHIBITION OF TRANSFER RIGHTS AND OBLIGATIONS OF THE CONTRACT The parties agree that this instrument is prohibited transfer, assign, transfer, lease or limit in any way the rights and obligations of the parties contained in this instrument, unless otherwise agreed in writing by both parties.

FOURTEENTH.- NO ADMISSION OF ASSOCIATES.- New partners will not be accepted without the express consent of the other partner. The income or separation of the members must be in writing.

FIFTEENTH.- PROFESIONAL SECRET.- Both parties are obligated to maintain confidentiality about the present business and undertake not to develop any other same or similar business or partner with a third party to develop a similar, responsible the party in breach of the damages to be caused to the other party or third parties to the referred act.

SIXTEENTH.- WARRANTY: The MANAGING PARTNER will ensure the proper management of the resources contributed by THE ASSOCIATE, so the signing of this present contract, will sign a recognition of debt secured by a mortgage in the amount of $ 300,000.00 Dollars (THREE HUNDRED THOUSAND DOLLARS 00/100 UNITED STATES OF AMERICA), this amount will be released once it has been fulfilled the purpose of this contract.

SEVENTEEN.- VALIDITY.- This contract will be valid indefinitely, so either party may indicate to the other of its desire to terminate it. This contract will terminate once the property described in Statement I) section b) is sold.

EIGHTEENTH.- DISSOLUTION OF THE ASSOCIATION.- It will be causes for dissolution of the present contract as follows:

A).- For the termination or removal of any of the partners.

B).- Due to the impossibility of continuing to make the main object of the association.

C).- By agreement of the members taken in accordance with this present instrument and the law.

NINETEEN.- ANTICIPATED TERMINATION:  This Contract shall terminate in advance, in the following cases:

1.- Taken by agreement between the MANAGING PARTNER and the PARTNER.

2.- The inability to continue to make the object of the Joint Venture.

3.- For the loss, revocation and/or cancellation of contracts that he holds the MANAGING PARTNER.

4.- By MANAGING PARTNER decides at any time not provide contracts to the Association matter of this Contract.

TWENTY.- REACH OF TITLES OF CLAUSES.- The parties state that the provisions of this contract expresses all agreed by the parties and that the titles of each clause only were established to facilitate the reading of the contract, so it must be expressly agreed by the parties to the respective clauses.

TWENTY.- MODIFICATION TO THE CONTRACT.- Any modifications which the parties wish to make to the contents of this Contract, shall be effected by contract made in writing and signed by both parties.

TWENTY SECOND.- ELECTED DOMICILIE.- The parties point as domiciles for all types of documents, reports, payments, notices and other communications those mentioned in the chapter on statements of this instrument.

TWENTY-THREE.- JURISDICTION.- For the interpretation, compliance and execution of this contract, the parties expressly agree to submit to the jurisdiction of the Courts in Ensenada, Baja California, with express waiver of any other jurisdiction that may correspond by reason of their present or future domicile or for any other reason that may be applicable.

TWENTY FOURTH .- APPLICABLE LAW.- For the interpretation, implementation and execution of this contract, the parties submit to the laws of the United Mexican States, renouncing any other applicable laws on grounds of nationality.

TWENTY FIVE.- LENGUAGE OF THE CONTRACT.- The present instrument is translated to English, the same is considerate original as the Spanish contract.

Read that this was the Joint Venture Contract by the parties and aware of its scope, responsibilities and legal purposes and stating that there is no fraud, violence or bad faith, ratify and sign of conformity in the city of Ensenada, Baja California on the 12th of February 2016.

“THE MANAGING PARTNER”	“THE ASSOCIATED”